UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 1, 2005

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-2585 (Commission File Number)	62-0183370 (I.R.S. Employer Identification No.)

345-B Nowlin Lane, Chattanooga, Tennessee (Address of principal executive offices)	37421 (zip code)

Registrant's telephone number, including area code (423) 510-7010

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 1, 2005, Joseph L. Jennings, Jr. resigned as a director of The Dixie Group, Inc. (the "Company"), effective immediately. Mr. Jennings' resignation did not result from any disagreement with the Company's Board of Directors or with management, and he cited personal reasons for his decision to resign from the Company's Board at this time.

     The Board of Directors has voted to appoint Walter W. Hubbard as a director of the Company, effective December 1, 2005, to replace Mr. Jennings. From 2003 through his retirement in 2005, Mr. Hubbard served as President and CEO of Honeywell Nylon, Inc., a subsidiary of Honeywell International. From 1985 through 2003, Mr. Hubbard served in a variety of executive capacities in the textile and carpet fiber businesses of BASF Corporation.

Item 7.01 Regulation FD Disclosure.

     On December 6, 2005, the Company issued a press release regarding the matters discussed in Item 5.02 of this Report. A copy of the press release is attached as Exhibit 99.1 to this Report. The press release is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, and the information contained in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Dixie Group, Inc. under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
	(a)	Financial Statements of Businesses Acquired
Not applicable
	(b)	Pro Forma Financial Information
Not applicable
	(c)	Exhibits
(99.1) Press Release dated December 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 6, 2005	THE DIXIE GROUP, INC.
By: /s/ Gary A. Harmon Gary A. Harmon Chief Financial Officer